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                                                                    Exhibit 99.1

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following table sets forth our selected historical consolidated financial and operating data, which you should read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" filed as Exhibit 99.2 to this Report on Form 8-K and our consolidated financial statements and related notes filed previously with the SEC. The selected consolidated financial and other data as of and for each of the fiscal years in the five-year period ended September 29, 2002 have been derived from our audited financial statements filed previously with the SEC. All amounts are presented in thousands, except ratios.

                                                            Fiscal Year Ended(1)
                                              ------------------------------------------------
                                                1998      1999      2000      2001      2002
                                              --------  --------  --------  --------  --------
                                                           (Dollars in thousands)
Income Statement Data:
Net sales.................................... $419,474  $487,549  $479,775  $475,039  $527,601
 Cost of products sold (excluding
   depreciation and amortization)............  354,973   424,942   422,834   425,084   456,788
                                              --------  --------  --------  --------  --------
   Gross profit (excluding depreciation and
    amortization)............................   64,501    62,607    56,941    49,955    70,813
 Depreciation and amortization(2)............   13,465    17,246    22,412    20,713    19,582
 Selling and administrative expense..........   22,748    19,678    17,057    15,610    14,179
 Merger related transaction costs(3).........       --        --        --        --     1,478
 Restructuring and impairment
   charge(4)(5)(6)(7)........................   11,532        --     5,900    21,500     1,250
 Gain on curtailment of postretirement
   benefits..................................   (1,861)       --    (1,171)       --        --
 Other, net..................................      127        33      (662)     (970)     (597)
                                              --------  --------  --------  --------  --------
   Income from operations....................   18,490    25,650    13,405    (6,898)   34,921
 Interest expense, net.......................   13,021    14,733    16,657    15,325    13,109
                                              --------  --------  --------  --------  --------
Income (loss) before income taxes,
 extraordinary item and cumulative effect
 of change in accounting.....................    5,469    10,917    (3,252)  (22,223)   21,812
 Provision (benefit) for income taxes........    2,789     5,290      (334)   (6,042)    9,556
                                              --------  --------  --------  --------  --------
Income (loss) before extraordinary item......    2,680     5,627    (2,918)  (16,181)   12,256
 Extraordinary item(8).......................       --        --        --      (307)       --
                                              --------  --------  --------  --------  --------
Income (loss) before cumulative effect of
 change in accounting........................    2,680     5,627    (2,918)  (16,488)   12,256
 Cumulative effect of change in accounting
   for systems development cost(9)...........   (1,161)       --        --        --        --
                                              --------  --------  --------  --------  --------
Net income (loss)............................ $  1,519  $  5,627  $ (2,918) $(16,488) $ 12,256
                                              ========  ========  ========  ========  ========
Other Financial Data:
EBITDA, as defined(10)....................... $ 41,753  $ 42,929  $ 39,884  $ 34,345  $ 56,634
EBITDA margin %(11)..........................     10.0%      8.8%      8.3%      7.2%     10.7%
Capital expenditures(12)..................... $ 33,826  $ 33,230  $ 10,907  $  9,421  $ 10,586
Cash interest expense, net...................   13,981    14,961    16,206    14,345    11,720
Net cash provided by operating activities....   25,561    24,452    25,297    22,116    46,063
Net cash used in investing activities........  (32,879)  (46,495)   (8,475)   (4,040)   (9,528)
Net cash provided by (used in) financing
 activities..................................    8,247    20,436   (16,557)  (18,752)  (17,330)
Ratio of earnings to fixed charges(13).......     1.39x     1.67x       --        --      2.46x

Balance Sheet Data:
Total working capital........................ $    737  $ 14,146  $ 14,583  $  8,369  $ 20,467
Total assets.................................  313,711   362,023   332,723   300,895   306,686
Total debt...................................  122,272   146,500   126,200   112,808   100,000
Stockholders' equity.........................   77,188    82,053    78,961    60,435    72,648

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(1) We operate on a 52/53-week fiscal year ending on the Sunday closest to
    September 30 of the applicable year. Our financial statements for the periods presented include the operating results of the steel services operations we acquired from the United States Can Company on November 9, 1998 from the date of that acquisition, but exclude the tin plate services business acquired at the same time from the United States Can Company, which was held for sale from the time of its acquisition and was sold in the fourth quarter of fiscal 1999.
(2) Depreciation for fiscal 2000 and for fiscal 2002 includes an additional $2.5 million and $0.7 million, respectively, of depreciation related to shortened useful lives of certain computer systems.



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(3) The fourth quarter of fiscal 2002 includes a $1.5 million charge for certain professional fees and other transaction costs relating to our proposed merger with an affiliate of Kelso & Company.
(4) The third quarter of fiscal 1998 includes an $11.5 million restructuring and impairment charge related to the closure of three plants, the elimination of an internal transportation department and the write-off of equipment at several operating locations which were impaired due primarily to changes in manufacturing processes.
(5) The second quarter of fiscal 2000 includes a $5.9 million restructuring and impairment charge related to the closing of two administrative offices, the termination of 89 employees, and the write-down of equipment held for disposal.
(6) The third quarter of fiscal 2001 includes a $21.5 million restructuring and impairment charge related to the closing of two manufacturing facilities and the write-down of intangible assets and equipment held for disposal as a result of the closings.
(7) The third quarter of fiscal 2002 includes an additional $1.2 million restructuring charge related to the closing of one of our manufacturing facilities in the third quarter of fiscal 2001. See footnote (6) above.
(8) We recorded an extraordinary loss, net of related tax benefit of $115,000, to write-off the unamortized deferred financing fees associated with our previous credit agreement, which was terminated upon the execution of our credit agreement in May 2001.
(9) On November 20, 1997, the EITF issued a consensus on the accounting treatment of certain information systems and process reengineering costs. We were involved in a business information systems and process reengineering project that was subject to this pronouncement. Based on the EITF consensus, $2.0 million of the previously capitalized costs associated with this project were expensed in the first fiscal quarter of 1998 as a change in accounting. A one-time charge of $1.2 million, net of related tax benefit of $0.8 million, for the cumulative effect of this new accounting interpretation for business information systems and process reengineering activities reduced fiscal 1998 net earnings.

(10) "EBITDA" is defined as income from operations before depreciation and amortization, restructuring and impairment charges, gain on curtailment of postretirement benefits, other, net and transaction expenses, as shown in the table above. We believe that EBITDA is generally accepted as useful information regarding a company's ability to incur and service debt. While providing useful information, EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations and cash flows data prepared in accordance with generally accepted accounting principles.

 The following table illustrates the calculation of EBITDA (as defined):

                                                              Fiscal Year Ended(a)
                                                   ------------------------------------------
                                                     1998    1999     2000     2001     2002
                                                   -------  ------- -------  -------  -------
                                                             (Dollars in thousands)

Income from operations............................ $18,490  $25,650 $13,405  $(6,898) $34,921
  Depreciation and amortization(b)................  13,465   17,246  22,412   20,713   19,582
  Restructuring and impairment charge(c)(d)(e)(f).  11,532       --   5,900   21,500    1,250
  Merger related transaction costs(g).............      --       --      --       --    1,478
  Gain on curtailment of postretirement benefits..  (1,861)      --  (1,171)      --       --
  Other, net......................................     127       33    (662)    (970)    (597)
                                                   -------  ------- -------  -------  -------
EBITDA............................................ $41,753  $42,929 $39,884  $34,345  $56,634
                                                   =======  ======= =======  =======  =======

       -
      (a) We operate on a 52/53-week fiscal year ending on the Sunday closest to September 30 of the applicable year.
      (b) Depreciation for fiscal 2000 and for fiscal 2002 includes an additional $2.5 million and $0.7 million, respectively, of depreciation related to shortened useful lives of certain computer systems.
      (c) The third quarter of fiscal 1998 includes an $11.5 million restructuring and impairment charge related to the closure of three plants, the elimination of an internal transportation department and the write-off of equipment at several operating locations which were impaired due primarily to changes in manufacturing processes.
      (d) The second quarter of fiscal 2000 includes a $5.9 million restructuring and impairment charge related to the closing of two administrative offices, the termination of 89 employees, and the write-down of equipment held for disposal.
      (e) The third quarter of fiscal 2001 includes a $21.5 million restructuring and impairment charge related to the closing of two manufacturing facilities and the write-down of intangible assets and equipment held for disposal as a result of the closings.
      (f) The third quarter of fiscal 2002 includes an additional $1.2 million restructuring charge related to the closing of one of our manufacturing facilities in the third quarter of fiscal 2001. See footnote (e) above.
      (g) The fourth quarter of fiscal 2002 includes a $1.5 million charge for certain professional fees and other transaction costs relating to our proposed merger with an affliate of Kelso & Company.
(11) EBITDA margin is defined as the ratio of EBITDA, as defined, relative to net sales.
(12) Our capital expenditures in fiscal 1998 and 1999 included $21.1 million and $18.9 million, respectively, in expenditures related to the expansion of our material center services business and the installation of new information technology systems.
(13) For purposes of determining the ratio of fixed charges, "earnings" are defined as earnings (loss) before income taxes, plus fixed charges. Fixed charges include interest on all indebtedness and one-third of rental expense on operating leases, which is representative of the interest factor. For fiscal 2000 and 2001, our fixed charges exceeded our earnings by $3.3 million and $22.2 million, respectively.